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                                                               Exhibit 1.1
                                                               -----------


                         2,200,000 Class A Common Units

                       LAKEHEAD PIPE LINE PARTNERS, L.P.

                 Representing Class A Limited Partner Interests

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                October __, 1997

SMITH BARNEY INC.
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                          INCORPORATED
  As Representatives of the several Underwriters named in Schedule I hereto

c/o SMITH BARNEY INC.
     388 Greenwich Street
     New York, New York  10013

Dear Sirs:

     Lakehead Pipe Line Partners, L.P., a Delaware limited partnership (the "Partnership"), proposes, upon the terms and subject to the conditions set forth herein, to issue and sell an aggregate of 2,200,000 Class A Common Units representing Class A limited partner interests in the Partnership (the "Firm Units") to the several Underwriters named in Schedule I hereto (the "Underwriters"). The Partnership also proposes, upon the terms and subject to the conditions set forth herein, to issue and sell to the several Underwriters up to an additional 330,000 Class A Common Units representing Class A limited partner interests in the Partnership (the "Additional Units"). The Firm Units and the Additional Units are hereinafter collectively referred to as the "Offered Units," and the Offered Units and each unit representing a Class A Common or Class B Common limited partner interest outstanding on the date hereof are hereinafter sometimes collectively referred to as the "Units."

     Each of the Partnership, Lakehead Pipe Line Company, Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), and Lakehead Pipe Line Company, Inc., a Delaware corporation (both in its capacity as general partner of the Partnership and in its individual capacity, the "General Partner"), wishes to confirm as follows its agreement with you (the "Representatives") and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Offered Units by the Underwriters. The Partnership, the Operating Partnership and the General Partner are sometimes collectively referred to herein as the "Companies."

     1.  Registration Statement and Prospectus.  The Partnership has prepared
         -------------------------------------
and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission
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thereunder (collectively, the "Act"), a registration statement on Form S-3 under the Act (the "registration statement"), including a prospectus subject to completion relating to the Offered Units. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Offered Units may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If it is contemplated, at the time this Agreement is executed, that a registration statement will be filed pursuant to Rule 462(b) under the Act before the offering of the Offered Units may commence, the term "Registration Statement" as used in this Agreement includes such registration statement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Any reference in this Agreement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, such Prepricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of
Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Prepricing Prospectus, the Prospectus, or any amendment or supplement thereto.

     2.  Agreements to Sell and Purchase.  The Partnership hereby agrees, upon
         -------------------------------
the terms and subject to all the conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Companies herein contained and upon the terms and subject to all the conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $_____ per Unit (the "Purchase Price Per Unit"), the number of Firm Units set forth opposite the name of such

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Underwriter in Schedule I hereto (or such number of Firm Units increased as set forth in Section 10 hereof).

     The Partnership also hereby agrees, upon the terms and subject to all the conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Companies herein contained and upon the terms and subject to all the conditions set forth herein, the Underwriters shall have the right to purchase from the Partnership at the Purchase Price Per Unit, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 330,000 Additional Units. Additional Units may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Units. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Partnership the number of Additional Units (subject to such adjustments as you, as Representatives of the several Underwriters, may determine in order to avoid fractional Units) which bears the same proportion to the aggregate number of Additional Units to be purchased by the Underwriters as the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Units increased as set forth in Section 10 hereof) bears to the aggregate number of the Firm Units.

     3.  Terms of Public Offering.  The Partnership has been advised by you, as
         ------------------------
Representatives of the several Underwriters, that the Underwriters propose to make a public offering of their respective portions of the Offered Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Offered Units upon the terms set forth in the Prospectus.

     4.  Delivery of the Offered Units and Payment Therefor.  Delivery to the
         --------------------------------------------------
Underwriters of and payment for the Firm Units shall be made at the office of [SMITH BARNEY INC., 388 GREENWICH STREET, NEW YORK, NY 10013], at 10:00 A.M., New York City time, on October __, 1997 (the "Closing Date"). The place of closing for the Firm Units and the Closing Date may be varied by agreement between you and the Partnership.

     Delivery to the Underwriters of and payment for any Additional Units to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in

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no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Partnership of the Underwriters' determination to purchase a number, specified in such notice, of Additional Units. The place of closing for any Additional Units and the Option Closing Date for such Units may be varied by agreement between you and the Partnership.

     Certificates for the Firm Units and any Additional Units which the Underwriters may elect to purchase will be delivered to you for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds, and registered in such names and in such denominations as you shall request prior to 1:00 P.M., New York City time, on the third business day preceding the Closing Date or the Option Closing Date, as the case may be. If registration of any certificate to be delivered on a Closing Date shall be requested in a name other than that of an Underwriter, there shall be delivered to ChaseMellon Shareholder Services, L.L.C., as a condition precedent to the delivery of such certificate in such name, a Transfer Application (as defined in the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement")) with respect to the person in whose name registration of such certificate is so requested. Certificates for the Offered Units to be delivered to the Underwriters shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be.

     5.  Agreements of the Companies.  Each of the Companies agrees with the
         ---------------------------
several Underwriters as follows:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Offered Units may commence, the Partnership and the General Partner will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

          (b) The Partnership and the General Partner will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Offered Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the financial position, business, prospects, or results of operations of any of the Companies, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Partnership and the General Partner will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

          (c) The Partnership and the General Partner will furnish to you, at your request and without charge (i) four signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement,
(ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may request,
(iii) such number of copies of the Incorporated Documents, without exhibits, as you may request, and (iv) four copies of the exhibits to the Incorporated Documents.

          (d) Neither the Partnership nor the General Partner will file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (f) below, file any document which, upon filing becomes an Incorporated Document, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall reasonably object; provided that your consent shall not be unreasonably withheld or delayed.

          (e) Prior to the execution and delivery of this Agreement, the Partnership and the General Partner have delivered to you, without charge, in such quantities as you have requested, copies of each form of the Prepricing Prospectus. The Partnership and the General Partner consent to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Offered Units are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Partnership and the General Partner.

          (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Partnership and the General Partner will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Partnership and the General Partner consent to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Offered Units are offered by the several Underwriters and by all dealers to whom Offered Units may be sold, both in connection with the offering and sale of the Offered Units and for such period of time thereafter as the Prospectus is required by the Act to be delivered in

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connection with sales by any Underwriter or dealer.  If during such period of time any event shall occur that in the judgment of the Partnership or the General Partner or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Partnership and the General Partner will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Partnership or the General Partner and the several Underwriters agree that the Prospectus should be amended or supplemented, the Partnership and the General Partner, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

          (g) The Partnership and the General Partner will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Offered Units for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Units, in any jurisdiction where it is not now so subject.

          (h) The Partnership and the General Partner will make generally available to security holders of the Partnership a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

          (i) During the period of two years after the date of this Agreement, the Partnership and the General Partner will furnish to you (i) as soon as available, a copy of each report of the Partnership mailed to holders of Units or filed with the Commission, and (ii) from time to time such other publicly available information concerning any of the Companies as you may request.

          (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of any of the Companies to comply with the terms or fulfill any of the conditions of this Agreement, the Partnership and the General Partner, jointly and severally, agree

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to reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.

          (k) The Partnership will apply the net proceeds from the sale of the Offered Units substantially in accordance with the description set forth in the Prospectus.

          (l) If Rule 430A of the Act is employed, the Partnership will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

          (m) Except as provided in this Agreement, neither the Partnership nor the General Partner will sell, contract to sell or otherwise dispose of any Units or any securities substantially similar to, convertible into or exercisable or exchangeable for Units, or grant any options or warrants to purchase any Units or any such securities, for a period of 90 days after the date of the Prospectus, without the prior written consent of Smith Barney Inc.

          (n) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, none of the Companies has taken, nor will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Units to facilitate the sale or resale of the Offered Units.

          (o) The Partnership and the General Partner will use their best efforts to have the Offered Units listed, subject to notice of issuance, on the New York Stock Exchange on or before the Closing Date.

          (p) Upon the issuance of the Offered Units by the Partnership, the General Partner shall make the additional capital contributions to the Partnership as required by Section 4.4(c) of the Partnership Agreement.

     6.  Representations and Warranties of the Companies.  Each of the Companies
         -----------------------------------------------
represents and warrants to each Underwriter that:

          (a) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from any Prepricing Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership in writing by or on behalf of any Underwriter expressly for use therein. To the best of each of the Companies' knowledge, information and belief, having made reasonable inquiries, the

Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

          (b) The Partnership and the offering of the Offered Units contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the statements made or to be made in such documents that are covered by Rule 175(b) under the Act were made or will be made with a reasonable basis and in good faith, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership in writing by or on behalf of any Underwriter expressly for use therein.

          (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (d) The capitalization of the Partnership is as set forth in the Registration Statement and the Prospectus under "Capitalization."

          (e) The Offered Units and the limited partner interests represented thereby are authorized by the Partnership Agreement and, when issued, delivered and paid for in accordance with Section 4 hereof, will be validly issued, fully paid and non-assessable (except as such non-assessibility may be affected by the matters described under the caption "Summary Description of the Partnership Agreement -- Limited Liability" in Amendment No. 3 to the Partnership's Registration Statement on Form S-1 (Registration No. 33-43425) which is incorporated by reference into the Partnership's Registration Statement on Form 8-A, dated November 14, 1991, as amended by Amendment No. 1 to Form 8-A on Form 8, dated December 9, 1991, and Amendment No. 2 on Form 8-A/A, dated May 2, 1997 (the "Form 8-A")) and free of any preemptive or similar rights (except for the required Capital Contributions (as defined in the Partnership Agreement) to the Partnership to be made by the General Partner pursuant to

Section 4.4(c)(ii) of the Partnership Agreement), and the Underwriters will acquire such Units free and clear of any liens, encumbrances, security interests, charges or claims.

          (f) The accountants, Price Waterhouse LLP, who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act.

          (g) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Partnership and the Operating Partnership on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Companies.

          (h) The execution and delivery of, and the performance by each of the Companies of its obligations under this Agreement have been duly and validly authorized by each of such Companies, as the case may be, and this Agreement has been duly executed and delivered by each of the Companies and, based upon the advice of counsel, constitutes the valid and legally binding agreement of each of the Companies, enforceable against each of the Companies in accordance with its terms, except (i) as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and (ii) as enforcement generally may be subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors rights and to general equitable principles.

          (i) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), none of the Companies nor Lakehead Services, Limited Partnership, a Delaware limited partnership (the "LPL Partnership"), has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the limited partners of the Partnership, the General Partner or the Partnership and the Operating Partnership (taken as a whole), and there has not been any change in the capital stock or partner's capital, or material increase in the short-term debt or long-term debt of, any of the Companies, or any material adverse change, or any development that the Partnership and the General Partner have reasonable cause to believe will involve a prospective material adverse change, in the financial position, business, prospects or results of operations of any of the Companies.

          (j) None of the Companies has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Offered Units, will distribute any offering material in connection with the offering and sale of the Offered Units other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

          (k) No more than ten percent of the net proceeds from the sale of the Offered Units are intended to be or will be paid to members of the National Association of Securities Dealers or associated or affiliated persons of such members, or members of the immediate family of such members.

          (l) Except for the General Partner, who has waived such rights, no holder of any security of the Partnership or any other person has any right to require registration of Units or any other interest or other security of the Partnership because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement.

          (m) The General Partner has (excluding its interests in the Partnership and the Operating Partnership) a net worth of at least $35 million.

          (n) Based upon the advice of counsel, none of the Companies is, or as of the Closing Date will be, an "Investment Company" as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), or subject to regulation under the Investment Company Act.

          (o) Based upon the advice of counsel, none of the Companies or the LPL Partnership is (i) a "public utility company," (ii) a "holding company," (iii) a "subsidiary company" of a "registered holding company" or of a "holding company" subject to regulation under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), or (iv) an "affiliate" of (A) a "registered holding company," (B) a "holding company"subject to regulation under the 1935 Act, (C) a "subsidiary company" of a "registered holding company" or (D) a "subsidiary company" of a "holding company"subject to regulation under the 1935 Act, as such terms are defined in the 1935 Act. Based upon the advice of counsel, the issuance and sale of the Offered Units as contemplated by the Prospectus is not subject to regulation under the 1935 Act.

          (p) There are no legal or governmental proceedings pending or, to the knowledge of any of the Companies, threatened, against any of the Companies or the LPL Partnership, or to which any of the Companies or the LPL Partnership, or to which any of their respective properties, is subject, that are required to be described in the Registration Statement or the Prospectus and are not described as required.

     7.  Indemnification and Contribution. (a) Each of the Companies, jointly
         --------------------------------
and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Partnership by or on behalf of any Underwriter expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act) on account of any such loss, claim, damage, liability or expense arising from the sale of the Offered Units by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Partnership has delivered the Prospectus to the several Underwriters in requisite quantities on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which any of the Companies may otherwise have.

          (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act in respect of which indemnity may be sought against any of the Companies, such Underwriter or such controlling person shall promptly notify the General Partner on behalf of the Companies, and the Companies shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Underwriters and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Companies have agreed in writing to pay such fees and expenses,
(ii) the Companies have failed to assume the defense and employ counsel reasonably satisfactory to the Underwriters or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and any of the Companies and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and one or more of the Companies by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Companies shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Companies shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. None of the Companies shall be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, each of the Companies, jointly and severally, agrees to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Companies, the directors of the General Partner, the officers of the General Partner who sign the Registration Statement, and any person who controls any of the Companies within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Companies to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against any of the Companies, any of the directors of the General Partner, any such officer of the General Partner, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Companies by paragraph (b) above (except that if the Companies shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Companies, the directors of the General Partner, any such officer of the General Partner, and any such controlling person, shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Companies on the one hand and the Underwriters on the other hand from the offering of the Offered Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Companies on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Companies on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Units, hereunder, any determination of the relative benefits received by the Companies or the Underwriters from the offering of the Offered Units shall include the net proceeds (before deducting expenses) received by the Partnership and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Units, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Companies on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Companies on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, including, with respect to any Underwriter, the extent to which any such loss, claim, damage or liability arises from the sale of Offered Units by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Prepricing Prospectus was corrected in the Prospectus, provided that the Partnership has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending.

          (e) The Companies and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Offered Units underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Units set forth opposite their names in Schedule I hereto (or such numbers of Firm Units increased as set forth in Section 10 hereof) and not joint.

          (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Companies set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any of the Companies, the directors of the General Partner or officers of the General Partner, or any person controlling any of the Companies,
(ii) acceptance of any Offered Units and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to any of the Companies or the directors or officers of the General Partner, or any person controlling any of the Companies, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7. The term "successor," as used in this Agreement, shall not include a purchaser from any Underwriter of any Units in his status as a purchaser.

     8.  Conditions of Underwriters' Obligations.  The several obligations of
         ---------------------------------------
the Underwriters to purchase the Firm Units hereunder are subject to the following conditions:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Offered Units may commence, the registration statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, as Representatives of the several Underwriters, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of any of the Companies or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the prospectus or otherwise) shall have been complied with to your satisfaction.

          (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the financial position, business, prospects, or results of operations of the Companies not contemplated by the Prospectus, which in the opinion of the Representatives, would materially, adversely affect the market for the Offered Units, or (ii) any event or development relating to or involving any of the Companies or any officer or director of the General Partner which makes any statement of a material fact made in the Prospectus untrue or which, in the opinion of the Partnership and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in the opinion of the Representatives, materially adversely affect the market for the Offered Units.

          (c) You shall have received on the Closing Date an opinion of Paul W. Norgren, General Counsel of IPL Energy (U.S.A.) Inc., dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

               (i) There is no action, proceeding or investigation pending or, to the best of such counsel's knowledge after due inquiry, threatened against any of the Companies or the LPL Partnership which in such counsel's judgment could reasonably be expected to have a material adverse effect upon the limited partners of the Partnership or the financial position, results of operations, business or prospects of the General Partner or the Partnership, the Operating Partnership and the LPL Partnership (taken as a whole).

               (ii) None of the Companies or the LPL Partnership is in violation of any term of (A) its partnership agreement or certificate of incorporation or by-laws, as the case may be, (B) any other material agreement or instrument to which it is a party or by which it or any of its properties is bound, or (C) to the best of such counsel's knowledge after due inquiry, any applicable order, judgment or decree of any court, arbitrator or governmental authority to which any of the Companies or the LPL Partnership is a named party, which violations, in the judgment of such counsel, could reasonably be expected to have a material adverse effect upon the limited partners of the Partnership or the financial position, results of operations, business or prospects of the General Partner or the Partnership, the Operating Partnership and the LPL Partnership (taken as a whole).

               (iii) The Companies have obtained all consents, approvals, authorizations, orders, registrations or qualifications of or with any governmental agency or other governmental instrumentality required under applicable laws, ordinances, administrative or governmental rules or regulations in order to undertake and consummate SEP II (as defined in the Prepricing Prospectus), except such consents, approvals, authorizations, orders, registrations or qualifications (A) which are not yet required to be obtained, (B) which are of a routine or administrative nature expected in the reasonable judgment of such counsel to be obtained in the ordinary course of business or (C) which if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the financial position, results of operations, business or prospects of the General Partner or the Partnership and the Operating Partnership (taken as a whole).

          (d) You shall have received on the Closing Date an opinion of Andrews & Kurth L.L.P., counsel for the Companies, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

               (i) Each of the Partnership, the Operating Partnership and the LPL Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), with partnership power and authority to own or lease its properties and to conduct its business as described in the Prospectus and, with respect to the Partnership, also to act as general partner of the LPL Partnership.

               (ii) The General Partner has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease its properties, to conduct its businesses, to act as a general partner of the Partnership and the Operating Partnership and to act as limited partner of the LPL Partnership, in each case as described in the Prospectus, and is duly qualified to do business and is in good standing under the laws of the States of Illinois, Indiana, Michigan, Minnesota, New York, North Dakota and Wisconsin and, to the knowledge of such counsel (after due inquiry), such jurisdictions are the only jurisdictions within the United States in which the Operating Partnership owns or leases property, or conducts any business, so as to require the General Partner to qualify to conduct business as a foreign corporation and in which the failure to so qualify would be likely in the reasonable judgment of such counsel to have a material adverse effect upon the financial position, results of operations, business or prospects of the General Partner or the Partnership and the Operating Partnership (taken as a whole) or the LPL Partnership or would be likely in the reasonable judgment of such counsel to subject the limited partners of the Partnership to any material liability or disability. Interprovincial Pipe Line Inc. ("IPL") is the record owner of all of the issued and outstanding shares of capital stock of the General Partner.

               (iii) To the knowledge of such counsel (after due inquiry), Wisconsin and Minnesota are the only jurisdictions within the United States in which the Partnership or the LPL Partnership own or lease property or conduct any business so as to require qualification or registration to conduct business as a foreign limited partnership, and in which the failure so to qualify or register as a foreign limited partnership would be likely in the reasonable judgment of such counsel to subject the Partnership or the LPL Partnership to any liability or disability which is material to the financial position, results of operations, business or prospects of the Partnership and the Operating Partnership (taken as a whole) or the LPL

     Partnership or would be likely in the reasonable judgment of such counsel to subject the limited partners of the Partnership to any material liability or disability. The Operating Partnership has been qualified or registered as a foreign limited partnership to conduct business in the States of Illinois, Indiana, Michigan, Minnesota, New York, North Dakota and Wisconsin and, to the knowledge of such counsel (after due inquiry), such jurisdictions are the only jurisdictions in which the Operating Partnership owns or leases property, or conducts any business, so as to require qualification or registration to conduct business as a foreign limited partnership and in which the failure to so qualify or register would be likely in the reasonable judgment of such counsel to have a material adverse effect upon the financial position, results of operations, business or prospects of the Partnership and the Operating Partnership (taken as a whole) or would be likely in the reasonable judgment of such counsel to subject the limited partners of the Partnership to any material liability or disability.

               (iv) The authorized and outstanding partnership interests of the Partnership are as set forth under the caption "Partnership Structure" in the Prospectus; and, insofar as such descriptions relate to legal matters or descriptions of provisions of the governing instruments, each of the Units and the Partnership Agreement conforms in all material respects to the descriptions thereof in the Prospectus.

               (v) The General Partner is the sole general partner of each of the Partnership and the Operating Partnership and is the sole limited partner of the LPL Partnership. The General Partner owns of record a general partner interest in the Partnership of 1.0%, and, prior to the consummation of the issuance and sale of the Firm Units hereunder, owns of record a limited partner interest in the Partnership (represented by 3,912,750 Class B Common Units) of approximately 16.1%, a general partner interest in the Operating Partnership of 1.0101% and a limited partner interest in the LPL Partnership of 99%, and, upon consummation of the issuance and sale of the Firm Units hereunder, will own of record, a limited partner interest in the Partnership (represented by 3,912,750 Class B Common Units) of approximately 14.8%. The Partnership is the sole general partner of the LPL Partnership and owns of record a general partner interest in the LPL Partnership of 1.0%. The Partnership is the sole limited partner of the Operating Partnership and owns of record a limited partner interest in the Operating Partnership of 98.9899%. The general partner interest and the Units in the Partnership are authorized by the Partnership Agreement; the general partner interest and the limited partner interest in the Operating Partnership are authorized by the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement"); the general partner interest and the limited partner interest in the LPL Partnership are authorized by the Agreement of Limited Partnership of the LPL Partnership (the "LPL Partnership

     Agreement"); and (A) each of such general partner interests and limited partner interests and (B) each Unit outstanding on the date of the Prospectus and the limited partnership interests represented thereby, is validly issued and fully paid (with respect to such general partner interests, only to the extent required at such time) and, with respect to such limited partner interests and Units, non-assessable (except as such non-assessibility may be affected by matters described in the Form 8-A) and, with respect to the interests described in clause (A), is owned of record by the party indicated in the Prospectus, in each case free and clear of any liens, encumbrances, security interests, charges or claims of record (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner, the Partnership or the Operating Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (2) otherwise known (based solely upon its participation as counsel in matters relating to the offering of the Offered Units and without having conducted an independent investigation) to such counsel, other than those created by or arising under the Delaware Act.

               (vi) The Offered Units to be issued and sold to the Underwriters by the Partnership hereunder have been duly and validly authorized and executed by the Partnership and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and non-assessable (except as such non-assessibility may be affected by the matters described in the Form 8-A), and free of any preemptive or similar rights (except for the required Capital Contributions to the Partnership to be made by the General Partner pursuant to Section 4.4(c)(ii) of the Partnership Agreement) that entitle or will entitle any person to acquire any partnership interest in the Partnership, upon the issuance thereof by the Partnership, arising under the Partnership Agreement or, to the knowledge of such counsel without any independent investigation, any other agreement to which the Partnership is a party or by which it is bound, and the Underwriters will acquire the Offered Units free and clear of any liens, encumbrances, security interests, charges or claims of record (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner, the Partnership or the Operating Partnership is on file in the office of the Secretary of State of the State of Delaware or
     (B) otherwise known (based solely upon its participation as counsel in matters relating to the offering of the Offered Units and without having conducted an independent investigation) to such counsel, except as created by this Agreement or by the Underwriters or any person who acquires an interest in the Offered Units through the Underwriters or as provided by the Delaware Act.

               (vii) The Registration Statement and all post-effective amendments thereto, if any, have become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b).

               (viii) Each of the Companies has the partnership or corporate power and authority, as the case may be, to enter into this Agreement and, in the case of the Partnership, to issue, sell and deliver the Offered Units to the Underwriters as provided herein.

               (ix) This Agreement has been duly authorized, executed and delivered by each of the Companies and constitutes the valid and legally binding agreement of each of the Companies, enforceable against each of the Companies in accordance with its terms, subject to the qualifications that (A) the enforceability of such document may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally, (B) the enforceability of such document may be limited by public policy and the judicial imposition of an implied covenant of good faith and fair dealing, (C) the enforceability of equitable rights and remedies provided for in such document is subject to equitable defenses and judicial discretion, and the enforceability of such document may be limited by general equitable principles and (D) the enforceability of the indemnity and contribution provisions of such document may be limited by federal and state securities laws.

               (x) Neither the offer, sale or delivery of the Offered Units, the execution, delivery or performance of this Agreement, compliance by any of the Companies with the provisions hereof nor consummation by any of the Companies of the transactions contemplated hereby constitutes a breach of, or a default under, the partnership agreement, certificate or articles of incorporation or bylaws, or other organizational documents, of any of the Companies or the LPL Partnership or any agreement, indenture, lease or other instrument to which any of the Companies or the LPL Partnership is a party or by which any of them or any of their respective properties is bound that is an exhibit to the Registration Statement or to any Incorporated Document, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable federal and state securities and Blue Sky laws), judgment, injunction, order or decree to which any of the Companies or the LPL Partnership is a named party and which has been specifically identified to such counsel in a certificate signed by an authorized officer of the Partnership, excluding in each case any breaches, defaults or violations which, individually or in the aggregate, would not have a material adverse effect on the financial position, results of operations, business or prospects of the General Partner or the Partnership and the Operating Partnership (taken as a whole) or the LPL Partnership; except for the rights of the General Partner and its Affiliates (as such term is defined in the Partnership Agreement and used in

     Section 6.14 of the Partnership Agreement), to such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Offered Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any interests in or securities of the Partnership, the Operating Partnership or the LPL Partnership.

               (xi) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of any of the Companies (except as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Offered Units) for the valid issuance and sale of the Offered Units to the Underwriters as contemplated by this Agreement.

               (xii) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act; and each of the Incorporated Documents (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which counsel need not express any opinion) complies as to form in all material respects with the Exchange Act.

               (xiii) To the knowledge of such counsel, (A) other than as described or contemplated in the Prospectus (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against any of the Companies, or to which any of the Companies, or any of their property, is subject, which are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) and (B) there are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required, as the case may be.

               (xiv) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, subject to the qualifications that
     (A) the enforceability of such document may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally, (B) the enforceability of such document may be limited by public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing, (C) the enforceability of equitable rights and remedies provided for in such document is subject to equitable defenses and judicial discretion, and the enforceability of such document may be limited by general equitable principles and (D) the enforceability of the indemnity and contribution provisions of such document may be limited by federal and state securities laws; the Operating Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the Partnership and is a valid and legally binding agreement of the General Partner and the Partnership, enforceable against the General Partner and the Partnership in accordance with its terms, subject to the qualifications that (A) the enforceability of such document may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally, (B) the enforceability of such document may be limited by public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing, (C) the enforceability of equitable rights and remedies provided for in such document is subject to equitable defenses and judicial discretion, and the enforceability of such document may be limited by general equitable principles and (D) the enforceability of the indemnity and contribution provisions of such document may be limited by federal and state securities laws; the LPL Partnership Agreement has been duly authorized, executed and delivered by the Partnership and the General Partner and is a valid and legally binding agreement of the Partnership and the General Partner, enforceable against the Partnership and the General Partner in accordance with its terms, subject to the qualifications that
     (A) the enforceability of such document may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally, (B) the enforceability of such document may be limited by public policy, applicable law relating to fiduciary duties and the judicial imposition of any implied covenant of good faith and fair dealing, (C) the enforceability of equitable rights and remedies provided for in such document is subject to equitable defenses and judicial discretion, and the enforceability of such document may be limited by general equitable principles and (D) the enforceability of the indemnity and contribution provisions of such document may be limited by federal and state securities laws.

               (xv) None of the Companies or the LPL Partnership is an "Investment Company" as that term is defined in the Investment Company Act or is subject to regulation under the Investment Company Act.

               (xvi) None of the Companies or the LPL Partnership is a "public utility company" or a "holding company" as such terms are defined in the 1935 Act.

               (xvii)  The opinion of Andrews & Kurth L.L.P. that was filed as
          Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

Such counsel shall also state that although such counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof (including review and discussion of the contents of all Incorporated Documents), and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement (including the Incorporated Documents) at the time the Registration Statement became effective, or the Prospectus, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data and projected data included in the Registration Statement or the Prospectus or any Incorporated Document). In addition, such counsel shall state that for purposes of determining whether the fair market value of the assets of the General Partner (excluding General Partner's interest in the Partnership and in the Operating Partnership) exceeds the liabilities of the General Partner by at least $35 million, such counsel has advised the General Partner that any assets or liabilities reflected on a balance sheet prepared in accordance with generally accepted accounting principles that merely represent timing differences between generally accepted accounting principles and federal income tax accounting principles should be excluded in the making of such determination.

     In rendering such opinions, such counsel may (1) rely in respect of factual matters upon certificates of officers of the General Partner and upon information obtained from public officials, upon opinions of other counsel issued in connection with the offering of the Offered Units pursuant to the Prospectus and other sources believed by such counsel to be responsible, (2) assume that the certificates for the Offered Units conform to the specimens thereof examined by them and have been duly countersigned by a transfer agent and duly registered by a registrar of the Units and that the signatures on all documents examined by such counsel are genuine, which assumptions they may state they have not independently verified, (3) state that their opinion is limited to federal laws, the Delaware Act, the Delaware General Corporation Law and New York law, (4) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the Partnership, the limited partners of the Partnership, the Operating Partnership, the General Partner or the LPL Partnership may be subject and (5) state that their opinion is furnished as counsel for the Companies and the LPL Partnership to you, as representatives of the several Underwriters, and is solely for the benefit of the several Underwriters.

          (e) You shall have received on the Closing Date an opinion of Sullivan & Cromwell, counsel for the Companies, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that (i) none of the Companies or the LPL Partnership is (A) a "subsidiary company" of a "registered holding company," or of a "holding company" subject to regulation under the 1935 Act or (B) is an "affiliate" of a "registered holding company," or of a "holding company"subject to regulation under the 1935 Act, or of a "subsidiary company" of a "registered holding company," or of a "holding company" subject to regulation under the 1935 Act, as such terms are defined in the 1935 Act, and (ii) no consent, authorization, approval or filing is required to be obtained or made under the 1935 Act in connection with the issuance and sale of the Offered Units by the Partnership as contemplated by the Prospectus.

          (f) Each of (i) Sidley & Austin, with respect to the State of Illinois, (ii) Barnes & Thornburg, with respect to the State of Indiana, (iii) Butzel Long, with respect to the State of Michigan, (iv) Magie, Andresen, Hagg, Paciotti, Butterworth & McCarthy, P.A., with respect to the State of Minnesota,
(v) Phillips, Lytle, Hitchcock, Blaine & Huber, with respect to the State of New York, (vi) Pearce & Durick, with respect to the State of North Dakota and (vii) DeWitt, Ross & Stevens S.C., with respect to the State of Wisconsin, each of which is acting as special local counsel for the Companies, shall have furnished to you, as Representatives of the several Underwriters, its written opinion or opinions, dated as of the applicable Closing Date in form and substance satisfactory to you, to the effect that:

               (i) The Partnership need not be qualified or registered as a foreign limited partnership for the transaction of business under the laws of such state.

               (ii) [As to Wisconsin and Minnesota only] The Partnership has been qualified or registered as a foreign limited partnership to conduct business in such state.

               (iii) The Operating Partnership has been duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of such state.

               (iv) Each of the Partnership and the Operating Partnership has all requisite power and authority as a limited partnership under the laws of such state to own or lease the portion of the assets, properties and rights relating to the Lakehead System (as defined in the Prepricing Prospectus) (collectively, the "Properties") located in such state and to conduct its business in such state; and upon the consummation of the offering of the Offered Units pursuant to the Prospectus, assuming that the Partnership will not be liable under the laws of the

     State of Delaware for the liabilities of the Operating Partnership and that the Unitholders will not be liable under the laws of the State of Delaware for the liabilities of the Partnership or the Operating Partnership, the Partnership will not be liable under the laws of such state for the liabilities of the Operating Partnership, and the Unitholders will not be liable under the laws of such state for the liabilities of any of the Companies, except in each case to the same extent as under the laws of the State of Delaware or as otherwise described in the Prospectus.

               (v) Neither the offer, sale or delivery of the Offered Units, the execution, delivery or performance of this Agreement, compliance by the Companies with the provisions hereof nor consummation by the Companies of the transactions contemplated hereby will result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel after reasonable inquiry, applicable to any of the Companies or any of their respective properties.

               (vi) No consent, approval, authorization, order, registration or qualification of or with any governmental agency or instrumentality of such state governing (A) oil pipelines generally or (B) the issuance of securities by entities owning oil pipelines, or, to such counsel's knowledge, based solely upon its participation as special counsel in matters relating to the offering of the Offered Units pursuant to the Prospectus and without in any manner having conducted an independent investigation, any other governmental agency or instrumentality of such state having jurisdiction over any of the Companies, as the case may be, or any of their respective properties, is required for the issuance of the Offered Units by the Partnership, except such consents, approvals, authorizations, orders, registrations or qualifications (1) as have been obtained, (2) as may be required under state securities or Blue Sky laws,
     (3) which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the ability of the Partnership and the Operating Partnership (taken as a whole) to conduct their business substantially in accordance with the past practice of each, or (4) as set forth or contemplated in the Prospectus.

          (g) You shall have received on the Closing Date an opinion of Steptoe & Johnson, special FERC counsel for the Companies, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

          (i) No consent, approval, authorization, order, registration or qualification of or with the FERC is required for the issuance of the Offered Units, the offer and sale of the Offered Units by the Partnership or the execution, delivery and performance of this Agreement; and

          (ii) To the knowledge of such counsel and without in any manner having conducted an investigation, there are no material legal or governmental proceedings pending or threatened against any of the Companies by or before the FERC or on appeal from the FERC, except as set forth in or contemplated by the Prospectus.

          (h) You shall have received on the Closing Date an opinion of Loomis, Ewert, Ederer, Parsley, Davis & Gotting, special Michigan regulatory counsel to the Companies, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that no consent, approval, authorization, order, registration or qualification of or with the Michigan Public Service Commission is required for the issuance and sale of the Offered Units by the Partnership, except such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained.

          (i) You shall have received on the Closing Date an opinion of McCarthy Tetrault, Canadian counsel to IPL, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

          (i) No consent, approval, authorization, order, registration or qualification of or with, any governmental agency or other governmental instrumentality of Canada or any province thereof having jurisdiction over any of the Companies or IPL is required for the issuance and sale of the Offered Units as contemplated by the Prospectus.

          (ii) To the best of such counsel's knowledge, there is no litigation or governmental proceeding to which IPL is a party or to which its properties are subject that is pending or threatened against it that, if adversely determined, would have a material adverse effect upon the financial position, results of operations, business or prospects of any of the Companies.

          (j) You shall have received on the Closing Date an opinion of Baker & Botts, L.L.P., counsel for the Underwriters, dated the Closing Date, with respect to the matters referred to in clauses (vi), (vii), (viii) and (xi) of the foregoing paragraph (d) and such other related matters as you may request.

          (k) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from Price Waterhouse LLP, independent accountants, substantially in the forms heretofore approved by you.

          (l) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of any of the Companies shall be threatened by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capitalization of the Partnership nor any material increase in the short-term or long-term debt of the Partnership (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the financial position, business, prospects, or results of operations of the General Partner or the Partnership and the Operating Partnership (taken as a whole); (iv) none of the Companies shall have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the General Partner or the Partnership and the Operating Partnership (taken as a whole), other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Companies contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you, as Representatives of the several Underwriters, shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the General Partner (or such other officers as are acceptable to you), to the effect set forth in this Section 8(l) and in
Section 8(m) hereof.

          (m) None of the Companies shall have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (n) Prior to commencement of the offering of the Offered Units, such Units shall have been listed, subject to notice of issuance, on the New York Stock Exchange.

          (o) Each of the Partnership and the General Partner shall have furnished or caused to be furnished to you, as Representatives of the several Underwriters, such further certificates and documents as you shall have reasonably requested that are customary in closing transactions of the nature contemplated by this Agreement.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

     Any certificate or document signed by any officer of the General Partner, whether on behalf of itself or the Partnership or the Operating Partnership, and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Companies to each Underwriter as to the statements made therein.

     The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (o) shall be dated the Option Closing Date in question and the opinions called for by paragraphs
(c), (d), (e), (f), (g), (h), (i) and (j) shall be revised to reflect the sale of Additional Units.

     9.   Expenses.  The Companies agree to pay the following costs and expenses
          --------
and all other costs and expenses incident to the performance by them of their obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, each amendment or supplement to any of them and this Agreement; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Offered Units, (iii) the preparation, printing, authentication, issuance and delivery of the Offered Units; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Offered Units; (v) the listing of the Offered Units on the New York Stock Exchange; (vi) the registration or qualification of the Offered Units for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and lodging expenses incurred by or on behalf of representatives of the Companies in connection with presentations to prospective purchasers of the Offered Units;
(ix) the fees and expenses of the accountants for the Companies; and (x) the fees and expenses of counsel (including local and special counsel) for the Companies.

     10.  Effective Date of Agreement.  This Agreement shall become effective:
          ---------------------------
(i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Offered Units may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been given by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the General Partner, on behalf of the Companies, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the General Partner, on behalf of the Companies.

     If any one or more of the Underwriters shall fail or refuse to purchase Offered Units which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Units which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of the Offered Units which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Offered Units which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Offered Units which it or they are obligated to purchase on the Closing Date and the aggregate number of Offered Units with respect to which such default occurs is more than one-tenth of the aggregate number of Offered Units which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Partnership for the purchase of such Offered Units by one or more non-defaulting Underwriters or other party or parties approved by you and the Partnership are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any party hereto (other than the defaulting Underwriter). In any such case which does not result in termination of this Agreement, either you or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If any one or more of the Underwriters shall fail or refuse to purchase Additional Units which it or they are obligated to purchase hereunder on the Option Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Additional Units which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Partnership, purchases Offered Units which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

     Any notice under this Section 10 may be made by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

     11.  Termination of Agreement.  This Agreement shall be subject to
          ------------------------
termination in your absolute discretion, without liability on the part of any Underwriter to the Companies by notice to the General Partner, on behalf of the Companies, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Units), as the case may be, (i) trading in the Units shall be suspended or subject to any restriction or limitation not in effect on the date of this Agreement; (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited,
(iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Offered Units on the terms set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Offered Units by the Underwriters. Notice of such termination shall be promptly given to the General Partner, on behalf of the Companies, by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

     12.  Information Furnished by the Underwriters.  The statements set forth
          -----------------------------------------
in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the statements in the first, third and seventh paragraphs and in the last sentence of the sixth paragraph under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 6(a), 6(b) and 7 hereof.

     13.  Miscellaneous.  Except as otherwise provided in Sections 5, 10 and 11
          -------------
hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to any of the Companies, at the office of the General Partner, at Suite 400, Lake Superior Place, 21 West Superior Street, Duluth, Minnesota 55802, Attention: Paul W. Norgren, Secretary; or (ii) if to you, as Representatives of the several Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

     This Agreement has been and is made solely for the benefit of the several Underwriters, the Companies, the directors and officers of the General Partner, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Offered Units in his status as such purchaser.

     14.  Applicable Law; Counterparts.  This Agreement shall be governed by and
          ----------------------------
construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

     15.  NASD Rules of Fair Practice.  As the National Association of
          ---------------------------
Securities Dealers, Inc. ("NASD") views the Offered Units as interests in a direct participation program, each

Underwriter agrees that it will offer the Offered Units in compliance with Rule 2810 of the NASD's Conduct Rules.

     Please confirm that the foregoing correctly sets forth the agreement among the Partnership, the Operating Partnership, the General Partner and the several Underwriters.

                              Very truly yours,


                              LAKEHEAD PIPE LINE PARTNERS, L.P.

                              By:   Lakehead Pipe Line Company, Inc.
                                    General Partner


                              By: ____________________________________
                              Name: __________________________________
                              Title: _________________________________


                              LAKEHEAD PIPE LINE COMPANY,
                              LIMITED PARTNERSHIP

                              By:   Lakehead Pipe Line Company, Inc.
                                    General Partner


                              By: ___________________________________
                              Name: _________________________________
                              Title: ________________________________


                              LAKEHEAD PIPE LINE COMPANY, INC.


                              By: ___________________________________
                              Name: _________________________________
                              Title: ________________________________

Confirmed as of the date first above
mentioned on behalf of themselves and
the other several Underwriters named in
Schedule I hereto.

SMITH BARNEY INC.
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED

As Representatives of the Several Underwriters

By: SMITH BARNEY INC.



By: ___________________________________
     Managing Director

                                   SCHEDULE I


                       LAKEHEAD PIPE LINE PARTNERS, L.P.


                                                      Number of
Underwriter                                           Firm Units
-----------                                           ----------
Smith Barney Inc......................................
Goldman, Sachs & Co...................................
Merrill Lynch, Pierce, Fenner & Smith Incorporated....
                                                      ==========

     Total............................................ 2,200,000
